Filed Pursuant to Rule 424(b)(2)
Registration No. 333-179938

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.125% Senior Notes due 2022	$675,000,000	99.694%	$672,934,500	$77,119
4.500% Senior Notes due 2042	$400,000,000	99.837%	$399,348,000	$45,765
Total	$1,075,000,000		$1,072,282,500	$122,884

(1)	Calculated in accordance with Rules 457(o) and 457(r).

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 6, 2012)

$675,000,000 3.125% Senior Notes due 2022

$400,000,000 4.500% Senior Notes due 2042

We are offering $675,000,000 aggregate principal amount of 3.125% senior notes due 2022 (the “2022 notes”) and $400,000,000 aggregate principal amount of 4.500% senior notes due 2042 (the “2042 notes,” and together with the 2022 notes, the “notes”).

We will pay interest on the notes on March 15 and September 15 of each year, beginning September 15, 2012. The notes of each series will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may redeem the notes of either series offered hereby, in whole or in part, at any time prior to their maturity at the applicable redemption price described in this prospectus supplement.

The notes will be unsecured and will rank equally with all our other unsubordinated unsecured indebtedness from time to time outstanding.

See “Risk Factors” beginning on page S-4 for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discounts and Commissions	Proceeds to Medtronic, Inc. before Expenses(1)
Per 2022 note	99.694%	0.450%	99.244%
Total	$672,934,500	$3,037,500	$669,897,000
Per 2042 note	99.837%	0.875%	98.962%
Total	$399,348,000	$3,500,000	$395,848,000

(1)	Plus accrued interest, if any, from March 19, 2012, if settlement occurs after such date.

The notes will not be listed on any securities exchange. Currently, there are no public markets for the notes.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company and its participants, including Euroclear and Clearstream, on or about March 19, 2012.

Joint Book-Running Managers

BofA Merrill Lynch	Deutsche Bank Securities	UBS Investment Bank

Co-Managers

Mizuho Securities	SunTrust Robinson Humphrey	US Bancorp

March 14, 2012

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus.

The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell securities in one or more offerings.

It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page iii of this prospectus supplement.

We have not authorized anyone to provide you with information or represent anything about us that is not contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. If given or made, any such information or representation should not be relied upon as having been authorized by us. If anyone provides you with different or additional information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement or that the information contained in or incorporated by reference in the accompanying prospectus is accurate as of any other date other than the date on the front cover of such document.

All references in this prospectus supplement and the accompanying prospectus to “Medtronic,” “we,” “us” or “our” mean Medtronic, Inc. and its consolidated subsidiaries except where it is clear from the context that the term means only the issuer, Medtronic, Inc. Unless otherwise stated, currency amounts in this prospectus supplement and the accompanying prospectus are stated in United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference room.

We also provide information to the New York Stock Exchange because our common stock is traded on the New York Stock Exchange. You may obtain our reports and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file with the SEC after the date of this prospectus supplement will automatically update and, where applicable, modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference (other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934 in accordance with the Securities Exchange Act of 1934 and applicable SEC rules):

•

Our Annual Report on Form 10-K for the fiscal year ended April 29, 2011, filed on June 28, 2011, including portions of our Proxy Statement for our 2011 Annual Meeting of Shareholders held August 25, 2011, filed July 15, 2011, to the extent specifically incorporated by reference into such Form 10-K;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 2011, filed on September 7, 2011;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 2011, filed on December 7, 2011;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended January 27, 2012, filed on March 7, 2012;

•	Our Current Reports on Form 8-K filed May 11, 2011, July 29, 2011, August 30, 2011, October 17, 2011, January 11, 2012, February 22, 2012, and March 6, 2012;

•	Our description of common stock contained in our Current Report on Form 8-K filed March 6, 2012; and

•	Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities offered by this prospectus supplement.

You may request a copy of these filings at no cost by writing or telephoning the office of Investor Relations Department, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, Minnesota 55432-5603; Telephone Number (763) 514-4000.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein may include “forward-looking” statements. Forward-looking statements broadly involve our current expectations or forecasts of future results. Our forward-looking statements generally relate to our growth and growth strategies, financial results, product development, regulatory approvals, competitive strengths, restructuring initiatives, intellectual property rights, litigation and tax matters, mergers and acquisitions, divestitures, market acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations, working capital adequacy and sales efforts. Such statements can be identified by the use of terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “project,” “should,” “will” and similar words or expressions. Forward-looking statements in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include, but are not limited to, future launches of products and continued or future acceptance of products in our operating segments; market positioning and performance of our products; increased presence in new markets; integration of acquired companies into our operations; the resolution of tax matters; the effectiveness of our development activities in reducing patient care costs; expectations relating to our restructuring initiatives, cost structure, and long-term growth; outcomes in our litigation matters; general economic conditions; the adequacy of available working capital and our working capital needs; the continued strength of our balance sheet and liquidity; and the potential impact of our compliance with governmental regulations.

One must carefully consider forward-looking statements and understand that such statements may be affected by inaccurate assumptions and may involve a variety of risks and uncertainties, known and unknown, including, among others, those discussed in the section entitled “Risk Factors” in this prospectus supplement, our Form 10-K for our fiscal year ended April 29, 2011, and our Forms 10-Q for the quarters ended October 28, 2011 and January 27, 2012, and the section entitled “Government Regulation and Other Considerations” in our Form 10-K for the fiscal year ended April 29, 2011, as well as those related to competition in the medical device industry, reduction or interruption in our supply, quality problems, liquidity, decreasing prices, adverse regulatory action, litigation success, self-insurance, healthcare policy changes and international operations. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. We intend to take advantage of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding our forward-looking statements, and are including this sentence for the express purpose of enabling us to use the protections of the safe harbor with respect to all forward-looking statements.

While we undertake no obligation to update any statement we make, investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission, especially our reports on Forms 10-K, 10-Q, and 8-K, in which we discuss in more detail various important factors that could cause actual results to differ from expected or historical results. In addition, actual results may differ materially from those anticipated due to a number of factors, including, among others, those discussed in the section entitled “Risk Factors” in our reports on Form 10-K and, as applicable, Form 10-Q. It is not possible to foresee or identify all such factors. As such, investors should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties, or potentially inaccurate assumptions.

PROSPECTUS SUPPLEMENT SUMMARY

Medtronic, Inc.

We are the global leader in medical technology—alleviating pain, restoring health and extending life for millions of people around the world. We develop, manufacture and market our medical devices in more than 120 countries. Our primary products include those for cardiac rhythm disorders, cardiovascular disease, neurological disorders, spinal conditions and musculoskeletal trauma, urological and digestive disorders, diabetes, and ear, nose, and throat conditions. We operate under two reportable segments and two operating segments, the Cardiac and Vascular Group (composed of the Cardiac Rhythm Disease Management (CRDM) and CardioVascular businesses) and the Restorative Therapies Group (composed of the Spinal, Neuromodulation, Diabetes, and Surgical Technologies businesses). We were founded in 1949 and were incorporated in Minnesota in 1957. Our principal executive offices are located at 710 Medtronic Parkway, Minneapolis, Minnesota 55432-5603 and our telephone number is (763) 514-4000.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see the section entitled “Description of Notes.”

Issuer	Medtronic, Inc.

Securities Offered	$675,000,000 aggregate principal amount of 3.125% Senior Notes due 2022 $400,000,000 aggregate principal amount of 4.500% Senior Notes due 2042

Maturity Date	March 15, 2022, in the case of the 2022 notes and March 15, 2042, in the case of the 2042 notes

Interest Rate	3.125% per year, in the case of the 2022 notes and 4.500% per year, in the case of the 2042 notes

Interest Payment Dates	March 15 and September 15 of each year, beginning September 15, 2012

Ranking

Each series of notes will be unsecured and will rank equally in right of payment with our other unsubordinated unsecured indebtedness from time to time outstanding. The notes will be structurally subordinated to all future and existing obligations of our subsidiaries.

As of January 27, 2012, as adjusted to give effect to this offering and the application of the net proceeds from the sale of the notes, we would have had approximately $11.3 billion of unsubordinated debt obligations of a type required to be reflected as a liability (net of debt discount on senior convertible notes) in our consolidated balance sheet at that date. See “Capitalization.”

Optional Redemption

We may redeem the notes of either series offered hereby, in whole or in part, in the case of the 2022 notes, at any time prior to December 15, 2021 (three months prior to their maturity date), and in the case of the 2042 notes, at any time prior to September 15, 2041 (six months prior to their maturity date), at a redemption price equal to the greater of:

• 100% of the principal amount of the notes of the applicable series being redeemed; and

• the sum, as determined by a Quotation Agent (as defined herein) appointed by us, of the present values of the remaining scheduled payments of principal and interest on the notes of such series to be redeemed (excluding any portion of such payments of interest accrued and paid as of the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein), plus 15 basis points, in the case of the 2022 notes and 20 basis points, in the case of the 2042 notes, plus, in each case, accrued and unpaid interest to the date of redemption; provided that the principal amount of a note remaining outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

In addition, on and after December 15, 2021 (three months prior to their maturity date), we may at our option redeem the 2022 notes at any time or from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the 2022 notes to be redeemed, plus accrued and unpaid interest to the date of redemption. On and after September 15, 2041 (six months prior to their maturity date), we may at our option redeem the 2042 notes at any time or from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the 2042 notes to be redeemed, plus accrued and unpaid interest to the date of redemption. See “Description of Notes—Optional Redemption.”

Certain Indenture Provisions	The indenture governing the notes contains covenants that limit our and our restricted subsidiaries’ ability to incur secured debt and enter into sale and leaseback transactions. These covenants are subject to a number of important limitations and exceptions. See “Description of Debt Securities—Certain Covenants” in the accompanying prospectus.

Use of Proceeds	The net proceeds from this offering of the notes, which are expected to be approximately $1.064 billion after deducting underwriting discounts and commissions and payment of our expenses related to this offering, will be used for working capital and general corporate purposes, which may include repayment of our indebtedness. See “Use of Proceeds.”
Form and Denomination	The notes of each series will be issued in fully registered form in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
Further Issues	We may, from time to time without the consent of the holders of the notes, issue additional notes of either series offered hereby having the same ranking and interest rate, maturity and other terms as the notes of that series except for the issue price and issue date and, in some cases, the first interest payment date.
Trustee	The trustee for the notes is Wells Fargo Bank, National Association.
Governing Law	The indenture and the notes will be governed by the laws of the United States and the State of New York.

Risk Factors

You should read the “Risk Factors” section, beginning on page S-3 of this prospectus supplement and in our most recent Annual Report on Form 10-K and, as applicable, our Quarterly Reports on Form 10-Q to understand the risks associated with an investment in Medtronic and the notes.

RISK FACTORS

An investment in the notes may involve various risks. Prior to making a decision about investing in our securities, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement from the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and, as applicable, our Quarterly Reports on Form 10-Q, and other information in filings we may make from time to time with the SEC.

The notes are subject to prior claims of our secured creditors, if any, and the creditors of our subsidiaries, and if a default occurs we may not have sufficient funds to fulfill our obligations under the notes.

The notes are unsecured and will rank equally in right of payment with our other unsubordinated unsecured indebtedness from time to time outstanding and will be structurally subordinated to all future and existing obligations of our subsidiaries. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. In the event we are required to repatriate cash, cash equivalents, short-term investments and long-term investments in debt securities that are held by our non-U.S. subsidiaries, the funds would generally be subject to U.S. tax. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

Negative covenants in the indenture will have a limited effect.

The indenture governing the notes contains negative covenants that apply to us; however, the limitation on liens and limitation on sale and leaseback covenants contain exceptions that will allow us to create, grant or incur liens or security interests with respect to our headquarters and certain other material facilities. See “Description of Debt Securities—Certain Covenants” in the accompanying prospectus. In light of these exceptions, holders of the notes may be structurally or contractually subordinated to our existing and new lenders.

Changes in our credit ratings may adversely affect the value of the notes.

There can be no assurance that our credit ratings will remain in effect for any given period of time or that our ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market values of the notes and increase our corporate borrowing costs.

Active trading markets for the notes may not develop.

Currently, there are no existing markets for the notes and we do not intend to apply for listing of the notes of either series on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that trading markets for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any markets that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes of the applicable series;

•	outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in the notes of each series, but they are not obligated to do so and may cease market-making at any time without notice.

USE OF PROCEEDS

The net proceeds from this offering of the notes, which are expected to be approximately $1.064 billion after deducting underwriting discounts and commissions and payment of our expenses related to this offering, will be used for working capital and general corporate purposes, which may include repayment of our indebtedness. As of January 27, 2012, we had approximately $10.2 billion of short-term and long-term debt outstanding, including approximately $1.675 billion of commercial paper outstanding, which, for the three months ended January 27, 2012, had a weighted average interest rate of approximately 0.13% and a weighted average maturity of approximately 107 days, and the following debt that is scheduled to mature within approximately three years: $2.2 billion principal amount of senior convertible notes due April 2013, which bear interest at a rate of 1.625%; $550 million principal amount of senior notes due March 2014, which bear interest at a rate of 4.5%; and $1.25 billion principal amount of senior notes due March 2015, which bear interest at a rate of 3.0%.

CAPITALIZATION

The following table sets forth our unaudited consolidated cash and cash equivalents, short-term borrowings, long-term debt, shareholders’ equity and total capitalization as of January 27, 2012, and as adjusted to reflect the issuance and sale of the notes.

	January 27, 2012
	Actual	As Adjusted(1)
	Dollars in millions
Cash and cash equivalents	$1,190	$2,254

Short-term borrowings
Commercial paper	$1,675	$1,675
Other short-term borrowings	297	297

Total short-term borrowings	$1,972	$1,972
Long-term debt
Senior convertible notes	$2,200	$2,200
Discount on senior convertible notes	(112)	(112)

Senior convertible notes, net of discount	2,088	2,088
Senior notes	$5,850	$5,850
Other	310	310
Notes offered hereby	—	1,075

Total long-term debt	$8,248	$9,323
Shareholders’ equity
Preferred stock—par value $1.00	$—	$—
Common stock—par value $0.10	105	105
Retained earnings	17,340	17,340
Accumulated other non-owner changes in equity	(276)	(276)

Total shareholders’ equity	$17,169	$17,169
Total capitalization	$27,389	$28,464

(1)	Adjusted for the issuance of notes offered hereby. We will use the net proceeds of this offering for working capital and general corporate purposes, which may include repayment of our indebtedness. See “Use of Proceeds.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our consolidated ratio of earnings to fixed charges for each of the periods indicated:

	Nine months ended January 27, 2012	Year ended
		April 29, 2011	April 30, 2010	April 24, 2009	April 25, 2008	April 27, 2007
Ratio of earnings to fixed charges	11x	8x	10x	7x	7x	9x

The ratio of earnings to fixed charges for the nine months ended January 27, 2012 was computed based on Medtronic’s current quarterly report on Form 10-Q. The ratios of earnings to fixed charges for the fiscal years ended April 29, 2011, April 30, 2010, April 24, 2009, April 25, 2008, and April 27, 2007 were each computed based on Medtronic’s historical consolidated financial information.

For purposes of computing these ratios, we compute earnings by adding our income before income taxes and fixed charges (excluding capitalized interest). Our fixed charges consist of interest expense (including capitalized interest), amortized premiums, discounts and capitalized expenses related to indebtedness, and interest included in rental expense. Note the amounts used to compute these ratios include the results from both continuing operations and discontinued operations.

DESCRIPTION OF NOTES

The following description of the particular terms of each series of notes supplements, and to the extent inconsistent, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. The definitions of certain capitalized terms used in the following summary are set forth below under “—Certain Definitions.” Certain defined terms used in this description, but not defined below under “—Certain Definitions” have the meanings ascribed to them in the Indenture. For purposes of this section, references to “we” and the “Company” include only Medtronic, Inc. and not its subsidiaries.

General

Each series of notes offered hereby will be issued under an Indenture, dated as of March 12, 2009, by and between Medtronic, Inc. and Wells Fargo Bank, National Association as trustee (the “Trustee”) and a fourth supplemental indenture thereto, to be dated as of March 19, 2012 (together, the “Indenture”).

The notes will initially be issued in the following series and, as to each such series, with the following initial aggregate principal amounts:

Series	Principal Amount
3.125% Senior Notes due 2022	$675,000,000
4.500% Senior Notes due 2042	$400,000,000

We may issue additional notes of any series, including either of the series listed above, in an unlimited aggregate principal amount at any time and from time to time under the Indenture. See below under “—Further Issues.”

The notes of each series will be issued in the form of one or more permanent global notes in definitive, fully registered, book-entry form in minimum denominations of $2,000 and additional incremental multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee’s corporate trust office. We may change any paying agent and registrar without notice to holders of the notes and we may act as a paying agent or registrar. We will pay principal (and premium, if any) on the notes at the Trustee’s corporate trust office. At our option, interest may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of the holder. Notwithstanding the foregoing, a registered holder of $5,000,000 or more in aggregate principal amount of notes of any one series will be entitled to receive payments of interest, other than interest due at maturity, by wire transfer of immediately available funds to an account at a bank located in New York City (or any other location consented to by us) if appropriate wire transfer instructions have been received by the paying agent in writing not less than 15 calendar days prior to the applicable interest payment date.

Each series of notes will mature and bear interest as provided in the following table:

Series	Maturity	Interest Rate	Interest Payment Dates	Record Dates
2022 notes	March 15, 2022	3.125%	March 15 and September 15	March 1 and September 1
2042 notes	March 15, 2042	4.500%	March 15 and September 15	March 1 and September 1

Interest Provisions Relating to the Notes

Interest on each series of notes will accrue at the rate set forth for such series in the table above, payable semi-annually in arrears beginning on September 15, 2012. We will pay interest as to each series of notes to those persons who were holders of record of such series on the record date preceding each interest payment date.

Interest on each series of notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid as to such series, and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

We may redeem the notes of either series offered hereby, in whole or in part, in the case of the 2022 notes, at any time prior to December 15, 2021 (three months prior to their maturity date), and in the case of the 2042 notes, at any time prior to September 15, 2041 (six months prior to their maturity date), at a redemption price equal to the greater of:

•	100% of the principal amount of the notes of the applicable series being redeemed; and

•

the sum, as determined by a Quotation Agent (defined below), of the present values of the remaining scheduled payments of principal and interest on the notes of such series to be redeemed (excluding any portion of such payments of interest accrued and paid as of the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, in the case of the 2022 notes and 20 basis points, in the case of the 2042 notes, plus, in each case, accrued and unpaid interest to the date of redemption; provided that the principal amount of a note remaining outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

In addition, at any time on and after December 15, 2021 (three months prior to their maturity date), the 2022 notes are redeemable at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2022 notes to be redeemed, plus accrued and unpaid interest on the principal amount of the 2022 notes being redeemed to such date of redemption. At any time on and after September 15, 2041 (six months prior to their maturity date), the 2042 notes are redeemable at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2042 notes to be redeemed, plus accrued and unpaid interest on the principal amount of the 2042 notes being redeemed to such date of redemption.

We will provide notice of any redemption to each holder of the notes to be redeemed as of the record date established by us. We will mail such notice at least 30 days, but not more than 60 days, before the redemption date. We will give notice of such redemption to the Trustee at least 10 days prior to the date we mail the notice of redemption to each holder (or such shorter time as may be acceptable to the Trustee). Unless we default in payment of the redemption price on the redemption date, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

If we do not redeem all of the notes of a particular series, the Trustee shall select the notes of that series to be redeemed in any manner that it deems fair and appropriate.

Any notice to holders of notes of a redemption hereunder shall include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an officers’ certificate of ours delivered to the Trustee no later than two business days prior to the redemption date.

Certain Definitions

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The semi-annual equivalent yield to maturity will be computed as of the third business day immediately preceding the redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) each of Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and UBS Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we shall substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

Further Issues

We may from time to time, without the consent of the holders of the notes, issue additional notes of either series offered hereby, having the same ranking and the same interest rate, maturity and other terms as the notes of that series except for the issue price and issue date and in some cases, the first interest payment date. Any such additional notes will, together with the then outstanding notes of such series, constitute a single class of notes under the Indenture, provided that if the additional notes of either series are not fungible for U.S. federal income tax purposes with the notes of that series, the additional notes will be issued under a separate CUSIP number. No additional notes of a series may be issued if an Event of Default has occurred and is continuing with respect to such series of the notes.

Ranking

The notes will be unsecured and will rank equally in right of payment with all our other unsubordinated unsecured indebtedness from time to time outstanding. The notes are our obligations exclusively. Some of our consolidated assets are held by our subsidiaries. The notes will be structurally subordinated to all future and existing indebtedness, trade payables, guarantees, lease obligations, letter of credit obligations and other obligations of our subsidiaries.

As of January 27, 2012, as adjusted to give effect to this offering and the application of the net proceeds from the sale of the notes, we would have had approximately $11.3 billion of unsubordinated debt obligations of a type required to be reflected as a liability (net of discount on senior convertible notes) in our consolidated balance sheet at that date. See “Capitalization.”

Regarding the Trustee

The Trustee’s current address is Wells Fargo Bank, National Association, 625 Marquette Avenue, Minneapolis, MN 55479.

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and certain provisions of the Trust Indenture Act contain limitations on the rights of the Trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with us or any affiliate of ours. If there arises any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

The Indenture and the notes will be governed by and construed in accordance with the laws of the United States and the State of New York.

Book-Entry System; Delivery and Form

As described more fully in the accompanying prospectus, the notes of each series will be deposited with the Trustee on behalf of the Depositary in the form of one or more global debt securities. As long as the Depositary is the depositary for the notes, you may hold interests in the notes through participants in the Depositary, including Euroclear Bank S.A./ N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the Depositary’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in the Depositary, on the other hand, would also be subject to the rules and procedures of the Depositary.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both the Depositary and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This disclosure is limited to the U.S. federal tax issues addressed herein. Additional issues may exist that are not addressed in this disclosure and that could affect the federal tax treatment of the notes. This tax disclosure was written in connection with the promotion or marketing by us and the underwriters of the notes, and it cannot be used by a holder for the purpose of avoiding penalties that may be asserted against the holder under the Internal Revenue Code. Holders should seek advice based on their particular circumstances from an independent tax advisor.

This section describes the material U.S. federal income tax consequences of owning either series of the notes we are offering. It applies to you only if you acquire notes in the offering at the offering price set forth on the cover page of this prospectus supplement and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns notes that are a hedge or that are hedged against interest rate risks;

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

If you purchase notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility. If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. You should consult your tax advisor if you are a partner in a partnership considering an investment in the notes.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

U.S. Holders

This section describes the tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of a note and you are:

•	a citizen or resident of the U.S.;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. holder, this subsection does not apply to you and (unless you are a U.S. partnership) you should refer to “Non-U.S. Holders” below.

Payments of Interest. You will be taxed on interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Purchase, Sale and Retirement of the Notes. Your tax basis in your note generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your note, through our exercise of any call right or otherwise, equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your note. Under current law, capital gain of a noncorporate U.S. holder is generally taxed at a maximum rate of 15% where the property is held more than one year.

Non-U.S. Holders

This subsection describes the tax consequences to a non-U.S. Holder. You are a non-U.S. holder if you are a beneficial owner of a note and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation;

•	a foreign partnership; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a Note.

If you are a U.S. Holder, this subsection does not apply to you.

Payments of Principal and Interest. Under U.S. federal income and estate tax law, if you are not a U.S. Holder of a note, we and other U.S. payors generally will not be required to deduct U.S. withholding tax from payments to you of principal and interest on the notes if, in the case of payments of interest:

1. you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Medtronic, Inc. entitled to vote;

2. you are not a controlled foreign corporation that is related to us through stock ownership; and

3. the U.S. payor does not have actual knowledge or reason to know that you are a U.S. person and either:

a. you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person,

b. in the case of payments made outside the U.S. to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the U.S.), you have furnished to the U.S. payor documentation that established your identity and your status as a non-U.S. person,

c. the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i. a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii. a qualified intermediary (generally a non-U.S. financial Institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

iii. a U.S. branch of a non-U.S. bank or of a non-U.S. insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-U.S. person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service), or

d. the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i. certifying to the U.S. payor, under penalties of perjury, that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution which receives the payment from the U.S. payor on your behalf, and

ii. to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

e. the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-U.S. person in accordance with U.S. Treasury regulations.

Sale, Exchange, or Other Disposition. If you are not a citizen or resident of the U.S. and are a holder of a note, you will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of a note, unless the gain is effectively connected with the conduct of a trade or business in the United States (and, if an applicable income tax treaty so provides, attributable to a permanent establishment).

Further, a note held by an individual who at death is not a citizen or resident of the U.S. will not be includible in the individual’s gross estate for U.S. federal estate tax purposes if:

•	the decedent did not, at the time of death, actually or constructively own 10% or more of the total combined voting power of all classes of stock of Medtronic, Inc. entitled to vote; and

•	the income on the note would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

U.S. Holders. In general, if you are a noncorporate U.S. holder, we and other payors are required to report to the Internal Revenue Service all payments of principal and interest on your note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the U.S. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Non-U.S. Holders. In general, if you are a non-U.S. holder, payments of principal or interest made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “Non-U.S. Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

In addition, payment of the proceeds from the sale of notes effected at a U.S. office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a U.S. person, and you have furnished to the broker either:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a U.S. person; or

•	other documentation upon which it may rely to treat the payment as made to a non-U.S. person in accordance with U.S. Treasury regulations;

•	or you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-U.S. person, the payments may be subject to information reporting and backup withholding.

Sales Effected at Non-U.S. Offices. In general, payment of the proceeds from the sale of notes effected at a non-U.S. office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the U.S.;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the U.S. as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above (relating to a sale of notes effected at a U.S. office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of notes effected at a non-U.S. office of a broker will be subject to information reporting if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above (relating to a sale of notes effected at a U.S. office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

UNDERWRITING

Subject to the terms and conditions in the underwriting agreement between us and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and UBS Securities LLC, as representatives of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of each series of notes set forth opposite the names of the underwriters below:

Underwriter	Principal Amount of 3.125% Notes due 2022	Principal Amount of 4.500% Notes due 2042

Deutsche Bank Securities Inc.	$208,125,000	$123,334,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	208,125,000	123,333,000
UBS Securities LLC	208,125,000	123,333,000
Mizuho Securities USA Inc.	16,875,000	10,000,000
SunTrust Robinson Humphrey, Inc.	16,875,000	10,000,000
U.S. Bancorp Investments, Inc.	16,875,000	10,000,000

Total	$675,000,000	$400,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters initially propose to offer the notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the applicable public offering price minus a concession of up to 0.300% of the principal amount of the 2022 notes and 0.500% of the principal amount of the 2042 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.200% of the principal amount of the 2022 notes and 0.250% of the principal amount of the 2042 notes to certain other dealers. After the initial offering, the underwriters may change the public offering prices and any other selling terms. The underwriters may offer and sell notes of either series through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by us
Per 2022 Note	0.450%
Per 2042 Note	0.875%
Total	$6,537,500

In the underwriting agreement, we have agreed that:

•	We will pay our expenses related to the offering, which we estimate will be approximately $2.0 million.

•

We will indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Each series of notes is a new issue of securities, and there are currently no established trading markets for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes of each series, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion. Accordingly, we cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the prices of the notes. Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate-covering transactions may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate-covering transactions, they may discontinue them at any time.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or syndicate-covering transactions.

The underwriters or their respective affiliates have engaged, or may in the future engage, in commercial banking or investment banking transactions with Medtronic, Inc. and its affiliates, including participating in commercial paper programs and providing credit facilities and investment management services to Medtronic, Inc. and its affiliates. The underwriters or their affiliates have received, or may in the future receive, customary fees and commissions for these transactions. A portion of the net proceeds of this offering may be used to repay commercial paper or debt obligations held by the underwriters or their affiliates.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an offer of notes to the public in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the notes offered by this prospectus supplement will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended April 29, 2011, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

MEDTRONIC, INC.

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

PURCHASE CONTRACTS

WARRANTS

UNITS

We may offer from time to time common stock, preferred stock, depositary shares, debt securities, purchase contracts, warrants or units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 18 of our annual report on Form 10-K for the fiscal year ended April 29, 2011 which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2012

We have not authorized anyone to provide you with information or represent anything about us that is not contained in or incorporated by reference into this prospectus or any prospectus supplement. If given or made, any such information or representation should not be relied upon as having been authorized by us. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “Medtronic,” “we,” “us,” and “our” refer to Medtronic, Inc., a corporation organized in Minnesota, and its consolidated subsidiaries.

MEDTRONIC, INC.

We are the global leader in medical technology – alleviating pain, restoring health and extending life for millions of people around the world. We develop, manufacture and market our medical devices in more than 120 countries. Our primary products include those for rhythm disorders, cardiovascular disease, neurological disorders, spinal conditions and musculoskeletal trauma, urological and digestive disorders, diabetes, and ear, nose, and throat conditions. We operate under two reportable segments and two operating segments, the Cardiac and Vascular Group (composed of the Cardiac Rhythm Disease Management (CRDM) and CardioVascular businesses) and the Restorative Therapies Group (composed of the Spinal, Neuromodulation, Diabetes, and Surgical Technologies businesses).

We were founded in 1949 and were incorporated in Minnesota in 1957. Our principal executive offices are located at 710 Medtronic Parkway, Minneapolis, Minnesota 55432-5603 and our telephone number is (763) 514-4000. Our website is located at www.medtronic.com. Information contained on our website is not a part of this prospectus or any accompanying prospectus supplement.

About this Prospectus

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

We also provide information to the New York Stock Exchange because our common stock is traded on the New York Stock Exchange. You may obtain our reports and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934 and applicable SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended April 29, 2011, filed June 28, 2011, including portions of our Proxy Statement for our 2011 Annual Meeting of Shareholders held August 25, 2011, filed July 15, 2011, to the extent specifically incorporated by reference into such Form 10-K;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 2011, filed September 7, 2011;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 2011, filed December 7, 2011;

•	our Current Reports on Form 8-K filed May 11, 2011, July 29, 2011, August 30, 2011, October 17, 2011, January 11, 2012, February 22, 2012, and March 6, 2012;

•	our description of common stock contained in our Current Report on Form 8-K filed March 6, 2012; and

•

all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus.

You may request a copy of these filings at no cost by writing or telephoning the office of Investor Relations Department, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, Minnesota 55432-5603; Telephone Number (763) 514-4000.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

The following description of our capital stock is summarized from, and qualified in its entirety by reference to, our restated articles of incorporation, as amended, and our bylaws, as amended, each of which have been publicly filed with the SEC, and applicable provisions of law. See “Where You Can Find More Information.”

Our authorized capital stock consists of:

•	1,600,000,000 shares of common stock, $0.10 par value per share; and

•	2,500,000 shares of preferred stock, $1.00 par value per share.

As of January 27, 2012, there were 1,053,810,449 shares of common stock issued and outstanding. No shares of our preferred stock are outstanding. Our common stock is listed for trading on the New York Stock Exchange under the trading symbol “MDT.”

Holders of our stock are expressly denied preemptive rights and cumulative voting rights.

Our authorized shares of common stock and preferred stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of the stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our shareholders is not required for the issuance of shares of our common stock or preferred stock, our board of directors may determine to issue shares without seeking shareholder approval.

Anti-Takeover Provisions Contained in Our Articles of Incorporation and Bylaws

Control Share Acquisitions and Business Combinations. We are subject to Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 provides that the shares of a public Minnesota corporation acquired in a “control share acquisition” have no voting rights unless voting rights are approved in a prescribed manner. A “control share acquisition” is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a “business combination” with an “interested shareholder” for a period of four years after the date of the transaction in which such person became an interested shareholder, unless either the business combination or the acquisition by which such person becomes an interested shareholder is approved in a prescribed manner before such person becomes an interested shareholder. A “business combination” may be a merger, asset sale or other transaction resulting in a financial benefit to an interested shareholder. An “interested shareholder” is a person who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of a corporation’s outstanding voting stock or who is an affiliate or associate of such corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of such corporation’s outstanding voting stock. These provisions of Minnesota law could have the effect of delaying, deferring, or preventing a change in control of us.

Preferred Stock. Our board of directors is authorized, to the fullest extent permitted by law, to establish out of our authorized capital stock up to 2,500,000 shares of preferred stock, which may be issued in one or more classes or series, having such relative rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preferences as our board of directors shall determine without further vote or action by the shareholders. In some cases, the issuance of preferred stock without shareholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy context or otherwise.

Common Stock

If we offer shares of common stock, the prospectus supplement will set forth the number of shares offered, the public offering price, information regarding our dividend history and common stock prices as reflected on the New York Stock Exchange or other exchange on which the common stock is then listed, including a recent reported last sale price of the common stock. The outstanding shares of common stock are, and any shares of common stock issued will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

Voting Rights. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our shareholders. Except as specifically required otherwise under Minnesota law, all matters submitted to our shareholders are decided by a majority vote of the shares entitled to vote and represented at the meeting at which there is a quorum, except for election of directors, which is decided by plurality vote.

Dividend Rights. Subject to the rights of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor.

Rights upon Liquidation or Dissolution. In the event of liquidation or dissolution, each share of common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preferential, preemptive, conversion or redemption rights.

Transfer Agent. The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

Preferred Stock

Our board of directors is authorized, to the fullest extent permitted by law, to establish out of our authorized capital stock up to 2,500,000 shares of preferred stock, which may be issued in one or more classes or series, having such relative rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preferences as our board of directors shall determine without further vote or action by the shareholders.

The specific terms of any preferred stock to be sold under this prospectus will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred stock offered may differ from the general terms set forth below. The preferred stock offered will, when issued, be fully paid and nonassessable.

You should read the applicable prospectus supplement for the terms of the preferred stock offered. The terms of the preferred stock set forth in such prospectus supplement may include the following, as applicable to the preferred stock offered thereby:

•	the designation of the series of preferred stock, which may be by distinguishing number, letter or title;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

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the dividend rate or rates of such shares, the date at which dividends, if declared, will be payable, and whether or not such dividends are to be cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the amounts payable on shares of such preferred stock in the event of voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of such preferred stock;

•	the terms and amount of any sinking fund or analogous fund providing for the purchase or redemption of the shares of such preferred stock, if any;

•	the voting rights, if any, granted to the holders of the shares of such preferred stock in addition to those required by Minnesota law or our articles of incorporation;

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whether the shares of preferred stock shall be convertible into shares of our common stock or any other class of our capital stock, and if convertible, the conversion price or prices, any adjustment thereof and any other terms and conditions upon which such conversion shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relating to the shares of preferred stock as may be permitted by Minnesota law or our articles of incorporation;

•	any listing of such preferred stock on any securities exchange; and

•	a discussion of federal income tax considerations applicable to such preferred stock.

The issuance of preferred stock may have the effect of delaying or preventing a change in control of Medtronic without further action by our shareholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an Indenture (the “Indenture”), between us and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and will be our unsecured obligations. The Indenture does not limit the aggregate principal amount of debt securities which may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized herein certain terms and provisions of the Indenture. The summary is not complete. The Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The Indenture is a technical document with terms that have defined meanings and you should read the Indenture for the provisions which may be important to you. Those provisions, and not this description, define your rights. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the laws of the state of New York. We have also included references in parentheses to certain sections of the Indenture. The Indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

General Terms

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•	the place or places where principal of (and premium, if any) and interest on the debt securities shall be payable;

•	any mandatory or optional sinking fund or analogous provisions;

•	if applicable, the price at which, the periods within which, and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•	the currency of payment of principal of and premium, if any, and interest on the debt securities;

•	any index used to determine the amount of payments of principal of and premium, if any, and interest on the debt securities; and

•	any other terms of the debt securities. (Section 3.01)

Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities are to be issued as registered securities without coupons in denominations of $1,000 or any integral multiple of $1,000. (Section 3.02) No service charge will be made for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

Debt securities may be issued under the Indenture as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. As defined in the Indenture, “original issue discount securities” means any debt securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof. (Section 1.01)

Certificated Debt Securities

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Book-Entry System; Delivery and Form” below, book-entry debt securities will not be issuable in certificated form.

Book-Entry System; Delivery and Form

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. (Section 3.05)

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the accounts of the participants with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the Indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the Indenture. Accordingly, to exercise any rights of a holder under the Indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary registered as a clearing agency under the Securities Exchange Act of 1934, as amended, is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary will instruct the Trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

Customary Depositary Procedures

We understand that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the Indenture provides that we, the Trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the Indenture.

We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Neither we, the Trustee nor any other agent of ours or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit the accounts of the participants with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We have obtained the foregoing information in this section concerning the Depositary and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Defeasance

Full Defeasance. If there is a change in federal income tax law or ruling of the Internal Revenue Service, as described below, under the Indenture we can legally release ourselves from any payment or other obligations on the debt securities (this is called “full defeasance”) if, among other things:

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we deposit in trust for the benefit of all direct holders of the debt securities a combination of money and U.S. government notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

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there is a change in U.S. federal income tax law or an Internal Revenue Service ruling that permits us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and simply repaid the debt securities under the stated payment terms; and

•	we deliver to the Trustee a legal opinion of our counsel confirming the tax law change or Internal Revenue Service ruling described above.(Sections 13.02 and 13.04)

If we accomplished full defeasance, you would have to rely solely on the trust deposit for all payments on the debt securities. You could not look to us for payment in the event of any shortfall. (Section 13.02)

Covenant Defeasance. Under current U.S. federal income tax law, if we make the type of trust deposit described above (though not legally releasing ourselves from payment obligations on the debt securities), we can be released from some of the restrictive covenants in the Indenture without causing you to be taxed on the debt securities any differently than if we did not make the deposit. This is called “covenant defeasance.” In that event, you would lose the benefit of those restrictive covenants but would gain the protection of having money and/or notes or bonds set aside in trust to repay the debt securities. In order to exercise our rights under the Indenture to achieve covenant defeasance, we must, among other things:

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deposit in trust for the benefit of all direct holders of the debt securities a combination of money and U.S. government notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

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deliver to the Trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and simply repaid the debt securities.

If we accomplish covenant defeasance, the following provisions of the Indenture and the debt securities would no longer apply:

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certain of our obligations regarding the conduct of our business described above under “Covenants,” and any other covenants applicable to the debt securities described in the applicable prospectus supplement;

•	the conditions to our engaging in a merger or similar transaction, as described below under “Consolidation, Merger, Conveyance, Transfer or Lease”; and

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the events of default relating to breaches of certain covenants, certain events in bankruptcy, insolvency or reorganization, and acceleration of the maturity of other debt, described below under “Events of Default.”

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities in the event of a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, such a shortfall could arise. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 13.03 and 13.04)

Events of Default and Notice Thereof

When we use the term “Event of Default” in the Indenture with respect to the debt securities of any series, here are some examples of what we mean:

•	failure to pay any interest on the debt securities of that series when due and payable and such failure continues for 30 days;

•	failure to pay principal of or any premium on the debt securities of that series at its maturity, acceleration, redemption or otherwise;

•	failure to perform or breach of any other covenant or warranty in the Indenture applicable to such series and such failure continues for 60 days after written notice as provided in the Indenture;

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failure to pay principal when due at maturity or a default that results in the acceleration of maturity of our or any of our Restricted Subsidiary’s (as defined below) indebtedness for borrowed money in an aggregate amount of $100 million or more;

•	certain events in bankruptcy, insolvency or reorganization of Medtronic; and

•	any other Event of Default provided with respect to debt securities of such series. (Section 5.01)

If an Event of Default with respect to debt securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul such declaration and its consequences. (Section 5.02)

Reference is made to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to the principal amount of such original issue discount securities due upon the occurrence of any Event of Default and the continuation thereof.

The Trustee, after the occurrence of a default with respect to any series of debt securities, shall give to the holders of debt securities of that series notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, or in the deposit of any sinking fund payment with respect to any debt securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series. (Section 6.02)

We will be required to furnish to the Trustee annually within 120 days after the end of each fiscal year a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default. (Section 10.04 and Section 10.08)

The holders of a majority in principal amount of the outstanding debt securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series, and to waive certain defaults. (Sections 5.12 and 5.13)

In case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 6.01) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 6.03)

Consolidation, Merger, Conveyance, Transfer or Lease

We may not consolidate with or merge into any other person (as defined in the Indenture) or convey, transfer or lease our properties and assets substantially as an entirety, unless:

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the successor person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes our obligations on the debt securities and under the Indenture;

•	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

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after giving effect to such transaction, neither we nor the successor person, as the case may be, would have outstanding indebtedness secured by any mortgage or other encumbrance prohibited by the provisions of our restrictive covenant relating to liens or, if so, shall have secured the debt securities equally and ratably with (or prior to) any indebtedness secured thereby. (Section 8.01)

Modification of the Indenture

Modifications and amendments of the Indenture may be made by us and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or waiver; provided, however, that no such modification or amendment may without the consent of the holder of each debt security affected thereby, to change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount of, or premium or interest on, any debt security, change the place of payment where coin or currency in which the principal of, or any premium or interest on, any debt security is payable, impair the right to institute suit for the enforcement of any payment on or with respect to any debt security, reduce the percentage in principal amount of outstanding debt securities, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or modify any of the above provisions. (Section 9.02)

The Holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of such series, waive any past default under the Indenture, except a default (1) in the payment of principal of, or any premium or interest on, any debt security or (2) in respect of a covenant or provision of the Indenture which cannot be modified or without the consent of the holder of each debt security of the affected series. (Section 10.09; Section 5.13)

Modifications and amendments of the Indenture may be made by us and the Trustee without the consent of any holders for any of the following purposes:

•	to evidence the succession of another person to us and the assumption by any such successor of the our covenants herein and in the debt securities;

•	to add to our covenants for the benefit of the holders or to surrender any right or power herein conferred upon us;

•	to add any additional Events of Default for the benefit of the holders;

•	to secure the debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee hereunder;

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to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the holders in any material respect;

•	to comply with the requirements of the SEC in order to effect or maintain the qualifications of the Indenture under the Trust Indenture Act;

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to add or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form;

•	to provide for the issuance and establish the forms or terms and conditions of debt securities of any series as permitted by the Indenture; or

•	to comply with the rules of any applicable securities depositary. (Section 9.01)

Debt securities will not be considered outstanding, and therefore will not be eligible to vote on any matter, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described above under “Full Defeasance.” (Section 1.01)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders. If we or the Trustee set a record date for a vote or other action to be taken, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or a shorter period that we may specify (or as the Trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 1.04)

Certain Covenants

Limitations on Secured Debt. The Indenture provides that we will not, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein called “debt”), secured by a pledge of, or mortgage or other lien on, any Principal Property (defined below), now owned or hereafter owned by us or any Restricted Subsidiary, or any shares of stock or debt of any Restricted Subsidiary (herein called “liens”), without effectively providing that the debt securities (together with, if we shall so determine, any other debt of Medtronic or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities of that series) shall be secured equally and ratably with (or prior to) such secured debt so long as such secured debt shall be so secured. The foregoing restrictions do not apply, however, to:

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liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by us or any Restricted Subsidiary after the date of the Indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the Indenture;

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liens on any property, shares of capital stock or debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary);

•	liens in favor of, or which secure debt owing to, us or any Restricted Subsidiary;

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liens in favor of the U.S. or any state thereof, or any department, agency, or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

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liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors or other similar liens arising in the ordinary course of business, or governmental (Federal, state or municipal) liens arising out of contracts for the sale of products or services by us or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

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pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which we are or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Medtronic or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the U.S. to secure surety, appeal or customs bonds to which we are or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

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liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which we are or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or liens incurred by us or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which we are or such Restricted Subsidiary is a party;

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liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

•

liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of our business or the business of such Restricted Subsidiary and which do not, in our opinion, materially detract from the value of such properties;

•	liens existing on the first date on which the debt securities are authenticated;

•

liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by us in excess of those set forth by regulations promulgated by the Federal Reserve Board and (ii) such deposit account is not intended to provide collateral to the depository institution; or

•

any extension, renewal or replacement (or successive extensions, removals or replacements) as a whole or in part, of any lien referred to in the eleven foregoing bullets, inclusive; provided that (i) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property) and (ii) the debt secured by such lien at such time is not increased. (Section 10.06)

Notwithstanding the restrictions described above, we or any Restricted Subsidiary may incur, issue, assume or guarantee debt secured by liens without equally and ratably securing the debt securities, provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any debt which is concurrently being retired, the aggregate amount of all outstanding debt secured by liens which could not have been incurred, issued, assumed or guaranteed by us or a Restricted Subsidiary without equally and ratably securing the debt securities of each series then outstanding except for the provisions of this paragraph, together with the aggregate amount of Attributable Debt (defined below) incurred pursuant to the second paragraph under the caption “— Limitations on Sale and Leaseback Transactions” below, does not at such time exceed 20% of our Consolidated Net Tangible Assets (defined below). (Section 10.06 and 10.07)

Limitations on Sale and Leaseback Transactions. Sale and leaseback transactions by us or any Restricted Subsidiary involving a Principal Property are prohibited unless either (a) we or such Restricted Subsidiary would be entitled, without equally and ratably securing the debt securities, to incur debt secured by a lien on such property, pursuant to the provisions described in the twelve bullets above under “— Limitations on Secured Debt;” or (b) we, within 360 days after such transaction, apply an amount not less than the net proceeds of the sale of the Principal Property leased pursuant to such arrangement to (x) the retirement of our Funded Debt

(defined below); provided that the amount to be applied to the retirement of our Funded Debt shall be reduced by (i) the principal amount of any debt securities delivered within 360 days after such sale to the Trustee for retirement and cancellation, and (ii) the principal amount of Funded Debt, other than debt securities, voluntarily retired by us within 360 days after such sale or (y) the purchase, construction or development of other property, facilities or equipment used or useful in our or our Restricted Subsidiaries’ business. Notwithstanding the foregoing, no retirement referred to in clause (b) of this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision. This restriction will not apply to a sale and leaseback transaction between us and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years. (Section 10.07)

Notwithstanding the restrictions described above, we or any Restricted Subsidiary may enter into a sale and leaseback transaction, provided that at the time of such transaction, after giving effect thereto and to the retirement of any Funded Debt which is concurrently being retired, the aggregate amount of all Attributable Debt (defined below) in respect of sale and leaseback transactions existing at such time (other than sale and leaseback transactions permitted as described in the preceding paragraph), together with the aggregate amount of all outstanding debt incurred pursuant to the second paragraph under the caption “— Limitations on Secured Debt” above, does not at such time exceed 20% of our Consolidated Net Tangible Assets. (Section 10.07)

Existence. Except as permitted under “— Consolidation, Merger, Conveyance, Transfer or Lease,” the Indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that their preservation is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders. (Section 10.05)

Regarding the Trustee

The Trustee’s current address is 625 Marquette Avenue, Minneapolis MN 55479.

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. (Section 6.01)

The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with us or any affiliate. If it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign. (Section 6.05; Section 6.08; Section 6.13)

Governing Law

The Indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York and the United States.

Certain Definitions

“Attributable Debt” in respect of any lease means, at the time of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments or similar charges. (Section 1.01)

“Consolidated Net Tangible Assets” means, at the date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of our then most recent publicly available consolidated balance sheet but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on our then most recent publicly available consolidated balance sheet and computed in accordance with generally accepted accounting principles.(Section 1.01)

“Funded Debt” means debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt. (Section 1.01)

“Principal Property” means any plant, office facility, warehouse, distribution center or equipment located within the U.S. (other than its territories or possessions) and owned by us or any subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, except any such property which our Board of Directors, in its good faith opinion, determines is not of material importance to the business conducted by the Company and its subsidiaries, taken as a whole, as evidenced by a certified copy of a board resolution. (Section 1.01)

“Restricted Subsidiary” means any subsidiary of ours which owns or leases a Principal Property. (Section 1.01)

Concerning our Relationship with the Trustee

We maintain ordinary banking relationships and credit facilities with Wells Fargo Bank, National Association. In addition, Wells Fargo is the trustee for certain of our other debt securities and the transfer agent for our common stock, and from time to time provides services relating to our investment management, stock repurchase and foreign currency hedging programs.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, the purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the Indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. Such prospectus supplement will describe, as applicable to the warrants offered thereby:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	the information with respect to book-entry procedures, if any;

•	If applicable, a discussion of any material federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock, depositary shares or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	A description of the provisions for the payment, settlement, transfer or exchange of the units.

FORM OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, (and premium, if any), interest payments and additional amounts, if any, on debt securities and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Medtronic, Inc., the trustee or any other agent of Medtronic, Inc., or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

The securities described in this prospectus may be sold in any of the following ways: (1) through underwriters or dealers; (2) through agents; or (3) directly to one or more purchasers (through a specific bidding or auction process or otherwise).

The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents used in the sale, the purchase price of such securities, the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such offered securities may be listed and any sales by third parties of securities covered by this prospectus.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase the offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will be obligated to purchase all offered securities.

If a dealer is utilized to sell the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at any time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Offers to purchase the securities may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto, including the terms of any bidding or auction process.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for the solicitation of such contracts.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

Unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for the listing of any series of debt securities, warrants, units or preferred stock on a national securities exchange. If debt securities, warrants, units or preferred stock of any series are sold to or through underwriters, the underwriters may make a market in such securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such securities, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the debt securities, warrants, units or preferred stock of any series.

In accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered debt securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

(1)	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

(2)	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

(3)	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended April 29, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.